Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of September 30, 2017 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 and the nine months ended September 30, 2017 are based on the separate historical consolidated financial statements of Invitae and CombiMatrix after giving effect to the merger of Invitae and CombiMatrix (the “Merger”).

The unaudited pro forma condensed combined balance sheet as of September 30, 2017 combines the balance sheet of Invitae as of September 30, 2017 with the balance sheet of CombiMatrix as of September 30, 2017. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 combines Invitae’s results of operations for the year ended December 31, 2016 with CombiMatrix’s results of operations for the year ended December 31, 2016. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2017 combines Invitae’s results of operations for the nine months ended September 30, 2017 with CombiMatrix’s results of operations for the nine months ended June 30, 2017.

The unaudited pro forma condensed combined balance sheet as of September 30, 2017 assumes the Merger and related events were consummated on September 30, 2017. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 and the nine months ended September 30, 2017 give pro forma effect to the Merger and related events as if they were consummated on January 1, 2016, the beginning of Invitae’s 2016 fiscal year. The historical financial information has been adjusted to give effect to pro forma adjustments that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined entity’s consolidated results. The unaudited pro forma condensed combined statements of operations do not include the impact of any operating synergies that may result from the Merger.

The Merger was completed on November 14, 2017 and will be accounted for as an acquisition by Invitae. See Note 1 entitled “Description of Transaction and Basis of Presentation” for more information. In summary, Invitae has concluded that Invitae is the accounting acquirer based on its evaluation of the facts and circumstances of the acquisition. The purpose of the Merger is for Invitae to acquire the business of CombiMatrix so that Invitae can expand its products and services offerings. Invitae is the larger of the two entities and will be the operating company within the combining companies. Invitae’s board members will continue to hold all of the seats on the Invitae board of directors and CombiMatrix stockholders do not have any board appointment rights. Invitae’s senior management will be continuing as the senior management of the combined company.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what Invitae’s financial position or results of operations actually would have been had Invitae completed the Merger with CombiMatrix as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company. You should read this information together with the following:

•	the accompanying notes to the unaudited consolidated pro forma condensed combined financial statements;

•	the separate historical unaudited consolidated financial statements of Invitae as of and for the nine months ended September 30, 2017 included in Invitae’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017;

•	the separate historical audited consolidated financial statements of Invitae as of and for the year ended December 31, 2016 included in Invitae’s Annual Report on Form 10-K for the year ended December 31, 2016;

•	the separate historical unaudited consolidated financial statements of CombiMatrix as of and for the nine months ended September 30, 2017 included in CombiMatrix’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and attached as an exhibit to Invitae’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on January 26, 2018; and

•	the separate historical audited consolidated financial statements of CombiMatrix as of and for the year ended December 31, 2016 included in CombiMatrix’s Annual Report on Form 10-K for the year ended December 31, 2016, and attached as an exhibit to Invitae’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on January 26, 2018.

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Invitae. Invitae believes these accounting policies are similar in most material respects to those of CombiMatrix. Upon completion of the Merger, or as more information becomes available, Invitae will perform a more detailed review of the CombiMatrix accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.

INVITAE CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2017

(in thousands)

	Invitae (Historical)	CombiMatrix (Historical)	Pro Forma Adjustments	Note No.	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$33,858	$2,382	$(230)	(A)	$36,010
Marketable securities	43,049	—	—		43,049
Accounts receivable	6,142	4,177	—		10,319
Prepaid expenses and other current assets	7,898	613	—		8,511

Total current assets	90,947	7,172	(230)		97,889

Property and equipment, net	29,308	537	—		29,845
Restricted cash	5,405	—	—		5,405
Marketable securities, non-current	24,229	—	—		24,229
Intangible assets, net	20,100	—	17,668	(B)	37,768
Goodwill	42,843	—	8,605	(C)	51,448
Other assets	406	30	—		436

Total assets	$213,238	$7,739	$26,043		$247,020

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,683	$884	$—		$11,567
Accrued liabilities	22,267	1,281	3,384	(D)(E)(F)	26,932
Capital lease obligation, current portion	1,851	—	—		1,851
Debt, current portion	—	63	—		63

Total current liabilities	34,801	2,228	3,384		40,413

Capital lease obligation, net of current portion	2,420	122	—		2,542
Debt, net of current portion	39,030	—	—		39,030
Other long-term liabilities	11,593	115	—		11,708

Total liabilities	87,844	2,465	3,384		93,693

Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	5	15	(12)	(G)(H)	8
Accumulated other comprehensive loss	(57)	—	—		(57)
Additional paid-in capital	483,551	109,403	(80,218)	(G)(H)	512,736
Accumulated deficit	(358,105)	(104,144)	102,889	(D)(G)(H)	(359,360)

Total stockholders’ equity	125,394	5,274	22,659		153,327

Total liabilities and stockholders’ equity	$213,238	$7,739	$26,043		$247,020

INVITAE CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

(in thousands, except per share data)

	Invitae (Historical)	CombiMatrix (Historical)	Pro Forma Adjustments	Note No.	Pro Forma Combined
Revenue:
Test revenue	$25,048	$12,696	$—		$37,744
Other revenue	—	173	—		173

Total revenue	25,048	12,869	—		37,917

Costs and operating expenses:
Costs of revenue	27,878	5,787	835	(I)	34,500
Research and development	44,630	493	5	(I)	45,128
Selling and marketing	28,638	4,569	1,413	(I)	34,620
General and administrative	24,085	6,113	40	(I)	30,238

Total costs and operating expenses	125,231	16,962	2,293		144,486

Loss from operations	(100,183)	(4,093)	(2,293)		(106,569)
Other income (expense), net	348	22	—		370
Interest expense	(421)	(69)	—		(490)

Net loss before taxes	(100,256)	(4,140)	(2,293)		(106,689)
Income tax benefit	—	—	—		—

Net loss	$(100,256)	$(4,140)	$(2,293)		$(106,689)

Net loss per share, basic and diluted	$(3.02)				$(2.97)

Shares used in computing net loss per share, basis and diluted	33,176,305		2,703,389	(H)	35,879,694

INVITAE CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

(in thousands, except per share data)

	Invitae (Historical)	CombiMatrix (Historical)	Pro Forma Adjustments	Note No.	Pro Forma Combined
Revenue:
Test revenue	$40,597	$11,949	$—		$52,546
Other revenue	2,225	91	—		2,316

Total revenue	42,822	12,040	—		54,862

Costs and operating expenses:
Costs of revenue	33,093	4,754	626	(I)	38,473
Research and development	32,864	260	4	(I)	33,128
Selling and marketing	37,338	3,005	982	(I)	41,325
General and administrative	25,915	5,524	(1,082)	(I)(J)	30,357

Total costs and operating expenses	129,210	13,543	530		143,283

Loss from operations	(86,388)	(1,503)	(530)		(88,421)
Other income (expense), net	(596)	18	—		(578)
Interest expense	(2,517)	(13)	—		(2,530)

Net loss before taxes	(89,501)	(1,498)	(530)		(91,529)
Income tax benefit	(6,614)	—	—		(6,614)

Net loss	$(82,887)	$(1,498)	$(530)		$(84,915)

Net loss per share, basic and diluted	$(1.86)				$(1.79)

Shares used in computing net loss per share, basis and diluted	44,639,416		2,703,389	(H)	47,342,805

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

1.	Description of Transaction and Basis of Presentation

Description of Transaction

On November 14, 2017, Invitae Corporation (“Invitae”) completed its acquisition of CombiMatrix Corporation (“CombiMatrix”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of July 31, 2017 (“Merger Agreement”) by and among Invitae, Coronado Merger Sub, Inc., a wholly owned subsidiary of Invitae (“Merger Sub”), and CombiMatrix, pursuant to which Merger Sub merged with and into CombiMatrix, with CombiMatrix surviving as a wholly owned subsidiary of Invitae (the “Merger”). This transaction was approved by CombiMatrix’s stockholders at a special meeting of its stockholders on November 10, 2017. The CombiMatrix Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Invitae is considered to be the acquiring company for accounting purposes in this transaction.

At the closing of the Merger, Invitae issued shares of its common stock to (i) CombiMatrix’s common stockholders, at an exchange ratio of 0.8692 of a share of Invitae common stock (the “Merger Exchange Ratio”) for each share of CombiMatrix common stock outstanding immediately prior to the Merger, (ii) CombiMatrix’s Series F preferred stockholders, at the Merger Exchange Ratio for each share of CombiMatrix common stock underlying Series F preferred stock outstanding immediately prior to the Merger, (iii) holders of outstanding and unexercised in-the-money CombiMatrix stock options, which were fully accelerated to the extent of any applicable vesting period and converted into the right to receive the number of shares of Invitae common stock equal to the Merger Exchange Ratio multiplied by the number of shares of CombiMatrix common stock issuable upon exercise of such option, minus the number of shares of Invitae common stock determined by dividing the aggregate exercise price for such option by $9.491 (the “Invitae Trailing Average Share Value”), and (iv) holders of outstanding and unsettled CombiMatrix restricted stock units (“RSUs”), which were fully accelerated to the extent of any applicable vesting period and converted into the right to receive a number of shares of Invitae common stock determined by multiplying the number of shares of CombiMatrix common stock that were subject to such RSU by the Merger Exchange Ratio. No fractional shares were issued in connection with the Merger and Invitae paid cash in lieu of any such fractional shares.

In addition, at the closing of the Merger, (a) all outstanding and unexercised out-of-the money CombiMatrix stock options were cancelled and terminated without the right to receive any consideration, (b) all CombiMatrix Series D Warrants and Series F Warrants outstanding and unexercised immediately prior to the closing of the Merger were assumed by Invitae and converted into warrants to purchase the number of shares of Invitae common stock determined by multiplying the number of shares of CombiMatrix common stock subject to such warrants by the Merger Exchange Ratio, and with the exercise price adjusted by dividing the per share exercise price of the CombiMatrix common stock subject to such warrants by the Merger Exchange Ratio, and (c) certain entitlements under CombiMatrix’s executive compensation transaction bonus plan (the “Transaction Bonus Plan”) were paid in shares of Invitae common stock or RSUs to be settled in shares of Invitae common stock. All outstanding and unexercised CombiMatrix Series A, Series B, Series C, Series E, and PIPE warrants were repurchased by CombiMatrix prior to closing pursuant to that certain CombiMatrix Common Stock Purchase Warrants Repurchase Agreement dated July 11, 2016.

Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission (SEC) and are intended to show how the Merger might have affected the historical financial statements if the Merger had been completed on January 1, 2016 for the purposes of the condensed combined statements of operations, and as of September 30, 2017 for purposes of the condensed combined balance sheet.

Both Invitae and CombiMatrix’s historical audited and unaudited financial statements were prepared in accordance with U.S. GAAP and are presented in thousands of U.S. dollars. The historical CombiMatrix financial statements included within the unaudited pro forma condensed combined balance sheet and statements of operations include certain reclassifications that were made to conform CombiMatrix’s financial statement presentation to that of Invitae.

The unaudited pro forma condensed combined statements of operations also include certain acquisition accounting adjustments, including items expected to have a continuing impact on the results of the combined company, such as increased amortization expense on acquired intangible assets. The unaudited pro forma condensed combined statements of operations do not include the impacts of any operating synergies that may result from the Merger or any related restructuring costs that may be contemplated.

Based on the terms of the Merger, Invitae is deemed to be the acquiring company for accounting purposes and the transaction represents a business combination pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations.

The transaction is accounted for using the acquisition method of accounting. Under the acquisition method of accounting, identifiable assets and liabilities of CombiMatrix, including identifiable intangible assets, are recorded based on their estimated fair values as of the date of the closing of the transaction. Goodwill is calculated as the difference between the estimated acquisition consideration and fair values of identifiable net assets acquired. Invitae has not completed a full, detailed valuation analysis necessary to determine the fair values of CombiMatrix’s identifiable assets to be acquired and liabilities to be assumed. The unaudited pro forma condensed combined financial statements and pro forma adjustments have been prepared based on preliminary estimates of fair value of assets acquired and liabilities assumed. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. For purposes of these unaudited pro forma combined condensed financial statements, the acquisition consideration is based on the closing price of Invitae’s common stock on November 14, 2017 of $7.86 per share, the date the Merger was consummated. Total consideration transferred as of this date is estimated to be $28.6 million. Total acquisition consideration is estimated to be $27.9 million, which excludes post-combination expense of $711,000. The pro forma adjustments described below were developed based on Invitae’s management’s assumptions and estimates, including assumptions relating to the consideration paid and the fair value of the identifiable assets acquired and liabilities assumed from CombiMatrix. The amounts of the assets acquired and liabilities assumed that will be used in acquisition accounting will be based on their respective fair values as determined at the time of closing, and may differ significantly from these preliminary estimates.

2.	Purchase Price

The consideration for the acquisition is as follows (in thousands):

Fair value of total acquisition consideration transferred	$28,644
Less: post-combination share-based expense attributable to outstanding and unexercised stock options and outstanding restricted stock units	(711)

Total acquisition consideration	$27,933

The fair value of the total acquisition transferred is calculated using the closing price of Invitae’s common stock on November 14, 2017. Invitae issued 2,703,389 shares of common stock in exchange for CombiMatrix’s (i) common stock, (ii) outstanding and unexercised in-the-money stock options, and (iii) outstanding restricted stock. Invitae issued warrants for the purchase of 2,077,273 shares of common stock in exchange for CombiMatrix’s Series D and Series F warrants.

The estimated fair values of outstanding in-the-money stock options and restricted stock units is approximately $26,000 and $898,000, respectively, of which $22,000 and $689,000, respectively, will be recognized as expenses immediately upon the closing of the transaction. The estimated fair value of the Series D and Series F warrants exchanged for warrants for the purchase of 2,077,273 shares of Invitae common stock is approximately $7.4 million.

The fair value of the assets acquired and liabilities assumed, assuming the Merger has closed on September 30, 2017, are summarized below (in thousands):

Cash and cash equivalents	$2,152
Accounts receivable, net	4,177
Fixed assets	537
Other assets	643
Intangible assets	17,668
Total liabilities	(5,849)

Estimated total purchase price of net assets acquired	19,328
Excess of acquisition consideration over fair value of net assets acquired	8,605

Estimated total acquisition consideration	$27,933

The application of the acquisition method of accounting is dependent upon the completion of a full, detailed valuation analysis that has yet to be completed as of September 30, 2017. The estimated values of the assets acquired and liabilities assumed will remain preliminary until after closing of the transaction, at which time Invitae management will determine the fair values of assets acquired and liabilities assumed. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the transaction and will be based on the fair values of the assets acquired and liabilities assumed as of the transaction closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements for the reasons described in Note 1.

3.	Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the acquisition consideration exchanged and to adjust amounts related to the tangible and intangible assets and liabilities of CombiMatrix to a preliminary estimate of their fair values, and to reflect the impact on the statements of operations of the proposed transaction as if the companies had been combined during the periods presented therein. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(A)	To reflect the repurchase of CombiMatrix Series A, Series B, Series C, Series E and PIPE warrants as a condition of the consummation of the Merger.

(B)	To reflect the estimated fair value of CombiMatrix intangible assets acquired, which includes the following:

Intangible Asset	Estimated Useful Life (Years)
Favorable lease	2
Trade name	1
Patent licensing agreement	15
Technology	4
Customer relationships	11

(C)	To reflect goodwill, which is calculated as the difference between the fair value of the consideration paid and the values assigned to the identifiable tangible and intangibles assets acquired and liabilities assumed.

(D)	To reflect estimated transaction costs at September 30, 2017 that are expected to be incurred prior to the transaction closing and that have not yet been incurred (see note 4).

(E)	To reflect the assumed transaction bonus payable by Invitae in the amount of $1,579,000 to certain executives of CombiMatrix following the consummation of the Merger.

(F)	To reflect the assumed severance payments payable by Invitae in the amount of $542,000 to certain executives of CombiMatrix following their termination after the consummation of the Merger.

(G)	To reflect the elimination of CombiMatrix’s historical equity consisting of common stock, paid-in capital, and accumulated deficit.

(H)	To reflect the issuance of Invitae common stock in the Merger, including the fair value of post-combination expense in relation to stock options, restricted stock units and assumed warrants (see note 2).

(I)	To reflect the amortization of intangibles acquired.

(J)	To reflect the elimination of transaction costs recorded in the historical statements of operations in the amount of $1,112,000 as these are directly attributable to the transaction and non-recurring.

4.	Non-recurring Transaction Costs

Invitae and CombiMatrix have incurred, and Invitae will continue to incur, certain non-recurring transaction expenses in connection with the proposed Merger. Non-recurring transaction expenses incurred by Invitae and CombiMatrix were $1,112,000 during the nine months ended September 30, 2017 and are reflected as an adjustment to reduce general and administrative expenses in the pro forma condensed combined statement of operations as they are non-recurring and directly attributable to the Merger. Neither Invitae nor CombiMatrix incurred any transaction costs related to this Merger in the year ended December 31, 2016. The pro forma condensed combined balance sheet as of September 30, 2017 includes an adjustment of $544,000 to accrued liabilities and accumulated deficit for transaction expenses expected to be incurred by Invitae subsequent to September 30, 2017. These transaction expenses are not reflected in the pro forma condensed combined statement of operations for the nine months ended September 30, 2017, as they are not expected to have a continuing impact on operations. Estimated transaction expenses of CombiMatrix, which had not been incurred as of September 30, 2017, are expected to be $719,000 and have been included in assumed liabilities as of September 30, 2017 in the unaudited pro forma condensed combined balance sheet.

The transaction bonus costs are not reflected in the pro forma condensed combined statement of operations for the year ended December 31, 2016 and the nine months ended September 30, 2017, as these costs will not affect Invitae’s consolidated statements of operations in the periods following the acquisition date.